Exhibit 23.2

Consent of Grant Thornton LLP

Consent of Independent Certified Public Accountants

The Board of Directors
Collegiate Pacific Inc.

We have issued our report dated August 15, 2003, accompanying the consolidated financial statements included in the Annual Report of Collegiate Pacific Inc. on Form 10-KSB for the year ended June 30, 2003, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.

/s/ Grant Thornton LLP

Dallas, Texas
March 5, 2004